EXHIBIT 5.1
[Ropes & Gray LLP Letterhead]
July 3, 2007
United Surgical Partners International, Inc.
15305 Dallas Parkway, Suite 1600
Addison, TX 75001-6491

Re:	Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to United Surgical Partners International, Inc., a Delaware corporation (the “Issuer”), in connection with the Registration Statement on Form S-4 filed by the Issuer and the subsidiary guarantors of the Issuer set forth on Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) which provides for the issuance by the Issuer in an exchange offer (the “Exchange Offer”) of (i) $240,000,000 aggregate principal amount of 8 7/8% Senior Subordinated Notes due 2017 (the “Exchange Cash Notes”) and (ii) $200,000,000 aggregate principal amount of 9 1/4%/10% Senior Subordinated Toggle Notes due 2017 (the “Exchange Toggle Notes” and together with the Exchange Cash Notes, the “Exchange Notes”). The Exchange Cash Notes will be offered by the Issuer in exchange for a like principal amount of the Issuer’s outstanding 8 7/8% Senior Subordinated Notes due 2017 (the “Original Cash Notes”) and the Exchange Toggle Notes will be offered by the Issuer in exchange for a like principal amount of the Issuer’s outstanding 9 1/4%/10% Senior Subordinated Toggle Notes due 2017 (the “Original Toggle Notes” and together with the Original Cash Notes, the “Original Notes”). The Exchange Notes are to be issued pursuant to an Indenture, dated as of April 19, 2007 (as amended, supplemented or modified through the date hereof, the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Payment of the Exchange Notes will be guaranteed by the Guarantors pursuant to Article 11 of the Indenture and evidenced by a Notation of Guarantee attached to the Exchange Notes (the “Guarantees”).
     In connection with this opinion, we have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of documents and records and have made investigation of fact and examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting our investigation, we have relied, without independent verification, on the accuracy

United Surgical Partners International, Inc.	-2-	July 3, 2007
of certificates of public officials, officers and representatives of the Issuer, the Guarantors and other appropriate persons.
     In rendering the opinions set forth below, we have assumed that the Indenture is the valid and binding obligation of the Trustee. We have assumed further that each of the Guarantors (other than those organized under the laws of the State of Delaware or the State of California) (a) is validly existing under the laws of its jurisdiction of organization, (b) has the power and authority to execute and deliver the Indenture and the Guarantees and to perform its obligations thereunder and (c) has duly authorized, executed and delivered the Indenture and has duly authorized the Guarantees.
     The opinions expressed herein are limited to matters governed by the laws of the State of New York and the federal laws of the United States of America.
     Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
     1. When the Exchange Notes have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and have been delivered against receipt of the Original Notes surrendered in exchange therefor upon completion of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.
     2. When the Exchange Notes have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and have been delivered against receipt of the Original Notes surrendered in exchange therefor upon completion of the Exchange Offer, and the Guarantees have been duly executed, delivered and attached to the Exchange Notes in accordance with the provisions of the Indenture, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and secured parties and (ii) general principles of equity.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Ropes & Gray LLP

SCHEDULE I

Jurisdiction of
Name of Guarantor	Organization
Georgia Musculoskeletal Network, Inc.	Georgia

Health Horizons of Kansas City, Inc.	Tennessee

Health Horizons of Murfreesboro, Inc.	Tennessee

Health Horizons of Nashville, Inc.	Tennessee

ISS — Orlando, LLC	Florida

Medcenter Management Services, Inc.	Delaware

North MacArthur Surgery Center, LLC	Oklahoma

Ortho Excel, Inc.	Delaware

OrthoLink ASC Corporation	Tennessee

OrthoLink Physicians Corporation	Delaware

OrthoLink Radiology Services Corporation	Tennessee

OrthoLink/Georgia ASC, Inc.	Georgia

OrthoLink/New Mexico ASC, Inc.	Georgia

OrthoLink/TN ASC, Inc.	Tennessee

Pasadena Holdings, LLC	Nevada

Physicians Data Professionals, Inc.	Texas

Same Day Management, L.L.C.	Illinois

Same Day Surgery, L.L.C.	Illinois

Specialty Surgicenters, Inc.	Georgia

SSI Holdings, Inc.	Georgia

Surgery Centers Holdings Company, L.L.C.	Oklahoma

Surgery Centers of America II, L.L.C.	Oklahoma

Surginet of Northwest Houston, Inc.	Tennessee

Surginet of Rivergate, Inc.	Tennessee

Surginet, Inc.	Tennessee

Surgis Management Services, Inc.	Tennessee

Surgis of Chico, Inc.	Tennessee

Surgis of Pearland, Inc.	Tennessee

Surgis of Phoenix, Inc.	Tennessee

Surgis of Redding, Inc.	Tennessee

Surgis of Sand Lake, Inc.	Tennessee

Surgis of Sonoma, Inc.	Tennessee

Surgis of Victoria, Inc.	Tennessee

Surgis of Willowbrook, Inc.	Tennessee

Surgis, Inc.	Delaware

United Surgical of Atlanta, Inc.	Georgia

United Surgical Partners Holdings, Inc.	Delaware

SCHEDULE I

Jurisdiction of
Name of Guarantor	Organization
USP Alexandria, Inc.	Louisiana

USP Assurance Company	Vermont

USP Austin, Inc.	Texas

USP Austintown, Inc.	Ohio

USP Baltimore, Inc.	Maryland

USP Baton Rouge, Inc.	Louisiana

USP Bridgeton, Inc.	Missouri

USP Cedar Park, Inc.	Texas

USP Central New Jersey, Inc.	New Jersey

USP Chesterfield, Inc.	Missouri

USP Chicago, Inc.	Illinois

USP Cleveland, Inc.	Ohio

USP Coast, Inc.	California

USP Columbia, Inc.	Missouri

USP Corpus Christi, Inc.	Texas

USP Cottonwood, Inc.	Arizona

USP Creve Coeur, Inc.	Missouri

USP Decatur, Inc.	Tennessee

USP Des Peres, Inc.	Missouri

USP Destin, Inc.	Florida

USP Domestic Holdings, Inc.	Delaware

USP Florissant, Inc.	Missouri

USP Fredericksburg, Inc.	Virginia

USP Frontenac, Inc.	Missouri

USP Glendale, Inc.	California

USP Harbour View, Inc.	Virginia

USP Houston, Inc.	Texas

USP Indiana, Inc.	Indiana

USP International Holdings, Inc.	Delaware

USP Kansas City, Inc.	Missouri

USP Las Cruces, Inc.	New Mexico

USP Long Island, Inc.	Delaware

USP Lyndhurst, Inc.	Ohio

USP Mason Ridge, Inc.	Missouri

USP Michigan, Inc.	Michigan

USP Midwest, Inc.	Illinois

USP Mission Hills, Inc.	California

SCHEDULE I

Jurisdiction of
Name of Guarantor	Organization
USP Nevada Holdings, LLC	Nevada

USP Nevada, Inc.	Nevada

USP New Jersey, Inc.	New Jersey

USP Newport News, Inc.	Virginia

USP North Kansas City, Inc.	Missouri

USP North Texas, Inc.	Delaware

USP Oklahoma, Inc.	Oklahoma

USP Olive, Inc.	Missouri

USP Oxnard, Inc.	California

USP Phoenix, Inc.	Arizona

USP Reading, Inc.	Pennsylvania

USP Richmond II, Inc.	Virginia

USP Richmond, Inc.	Virginia

USP Sacramento, Inc.	California

USP San Antonio, Inc.	Texas

USP San Gabriel, Inc.	California

USP Sarasota, Inc.	Florida

USP Securities Corporation	Tennessee

USP St. Peters, Inc.	Missouri

USP Sunset Hills, Inc.	Missouri

USP Tennessee, Inc.	Tennessee

USP Texas Air, LLC	Texas

USP Texas, L.P.	Texas

USP Torrance, Inc.	California

USP Virginia Beach, Inc.	Virginia

USP Webster Groves, Inc.	Missouri

USP West Covina, Inc.	California

USP Westwood, Inc.	California

USP Winter Park, Inc.	Florida

USPI San Diego, Inc.	California

WHASA, L.C.	Texas